EXHIBIT 10.9

CLOSING MEMORANDUM

Mission West Properties, L.P., a Delaware limited partnership (“MWP”), and certain members of the Berg Group (collectively the "Seller"), desire to document the purchase and sale of that certain real property (the “Property”) commonly known as 5901, 5921 and 5961 Optical Court, the Hellyer-Embedded land, and the Hellyer-Piercy land located in San Jose, California.  The purchase and sale of the Property is being consummated pursuant to an agreement between Lightpointe Communications, Inc. (“Berg”) and Mission West Properties, L.P.

The parties hereto agree as follows:

Property:  The Property is located at 5901, 5921 and 5961 Optical Court, San Jose, California, and is improved with an approximate 67,500 square foot per building. The Property is also located in San Jose, California as 10.165 acres of raw land at the Hellyer-Embedded site and 9.33 acres of raw land at the Hellyer-Piercy site. The “Property” shall be deemed to include all of Sellers’ right, title, and interest therein.

Consideration:  The Acquisition Value as agreed to by MWP and Berg for the Property is $28,190,427.  The consideration to be paid by MWP is as follows:

Repayment of HALP distributions:	$7,917,729.72
Interest on HALP distributions:	1,299,604.50
245 Caspian obligation:	7,493,728.15
Unsecured Note @ LIBOR+1.75%:	11,479,365.00
Total	$28,190,427.37

Closing Date: The effective date of the transfer of the Property is February 1, 2012.

Conditions:  The parties hereby waive all conditions to closing.

IN WITNESS WHEREOF, the parties hereto have executed this Closing Memorandum effective as of February 1, 2012.

MWP		Seller
Mission West Properties, L.P.,		Lightpointe Communications, Inc.
By: Mission West Properties, Inc.,
Its General Partner

/s/ Raymond V. Marino		/s/ Carl E. Berg
Raymond V. Marino		Carl E. Berg

Its:	President & COO	Its:	President